Exhibit 1.1

VISTA GOLD CORP.

UNDERWRITING Agreement

February 26, 2026

Vista Gold Corp.

8310 S. Valley Hwy, Suite 300

Englewood, Colorado 80112 USA

Attention: Mr. Frederick H. Earnest, President and Chief Executive Officer

Ladies and Gentlemen:

The undersigned, CIBC World Markets Inc., as the sole bookrunner (the “Sole Bookrunner”) and the underwriters signatory hereto as set forth on Schedule 1 hereto (in accordance with the immediately following paragraph) (such underwriters, the “Co-Managers” and, collectively with the Sole Bookrunner, the “Underwriters,” and each individually, an “Underwriter”), understand that, subject to the terms and conditions stated herein, Vista Gold Corp., a corporation incorporated under the laws of the Province of British Columbia, Canada (the “Company”), proposes to issue and sell to the Underwriters, in connection with the offering contemplated hereby (the “Offering”), an aggregate of 15,600,000 common shares in the capital of the Company (the “Common Shares,” and such Common Shares to be offered and sold, the “Firm Shares”).

The Company and the Underwriters hereby agree that an Underwriter listed on Schedule 1 hereto shall have the right to purchase up to the number of Firm Shares set forth next to such Underwriter’s name on Schedule 1 hereto, if and only if such Underwriter shall deliver its executed signature page to this Underwriting Agreement (this “Agreement”), properly completed and reasonably satisfactory to the Sole Bookrunner, to the Sole Bookrunner at or prior to 9:00 a.m. (New York City time) on the date hereof. If any Underwriter listed on Schedule 1 hereto declines to deliver its executed signature page to this Agreement at or prior to such time, such Underwriter’s Firm Shares shall be allocated to the non-declining Underwriters at the discretion of the Sole Bookrunner.

Based on the foregoing, and subject to the terms and conditions contained in this Agreement, the Underwriters, severally and not jointly, in respect of the amount beside such Underwriter’s name on Schedule 1 hereto, agree to purchase from the Company, and by its acceptance hereof, the Company agrees to sell to the Underwriters, all but not less than all of the Firm Shares on the Closing Date (as defined in Section 2.3) for a purchase price of $2.50 (the “Offering Price”) per Firm Share, for an aggregate purchase price of $39,000,000 against delivery of such Firm Shares.

In addition, the Company hereby grants to the Underwriters, severally and not jointly, in respect of their percentages set forth on Schedule 1 hereto, an option (the “Over-Allotment Option”), exercisable in whole at any time or in part from time to time within thirty (30) days after the date of this Agreement, to purchase up to an additional 2,340,000 common shares (the “Additional Shares”), equal to fifteen percent (15%) of the aggregate number of Firm Shares, at the Offering Price and upon the terms and conditions set forth herein for the purposes of covering over-allotments and for market stabilization purposes. The Firm Shares and the Additional Shares are collectively referred to herein as the “Shares.”

1.             Background and Interpretation.

1.1.          The Company has filed with the United States Securities and Exchange Commission (the “Commission”) the Registration Statement (as defined in Section 1.3) under the United States Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the “Securities Act”), which became effective pursuant to Rule 461 under the Securities Act on November 8, 2024, for the registration under the Securities Act of Common Shares of the Company, including the Shares, along with other securities of the Company. At the time of the filing of the Registration Statement and at the time of the filing of each Annual Report on Form 10-K filed thereafter, the Company met the requirements of Form S-3 under the Securities Act. Any reference in this Agreement to the Registration Statement, the Base Prospectus (as defined in Section 1.3), the Preliminary Prospectus (as defined in Section 1.3) or the Prospectus (as defined in Section 1.3) shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of this Agreement, or the issue date of the Base Prospectus, the Preliminary Prospectus or the Prospectus, as the case may be; and any reference in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Time of Sale Prospectus (as defined in Section 1.3) or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Time of Sale Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference or is otherwise deemed to be a part of or included therein, as the case may be, by the Securities Act. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the Time of Sale Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference or is otherwise deemed to be a part of or included in the Registration Statement, the Time of Sale Prospectus or the Prospectus, as the case may be, under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or the use of the Preliminary Prospectus or the Prospectus has been issued, and no proceeding for any such purpose is pending or has been initiated or, to the Company’s knowledge, is threatened by the Commission. The Company will not, without the prior consent of the Underwriters, prepare, use or refer to, any free writing prospectus.

1.2.          The Company is also conducting an offering in each of the provinces of Canada, other than Quebec (the “Qualifying Jurisdictions”) pursuant to the exemption from the prospectus requirement set out in Part 5A of National Instrument 45-106 – Prospectus Exemptions (“NI 45-106”), as modified by Coordinated Blanket Order 45-935 – Exemption from Certain Conditions of the Listed Issuer Financing Exemption (collectively, the “LIFE Exemption”), as further described in the offering document of the Company on Form 45-106F19 – Listed Issuer Financing Document dated February 25, 2026 (the “LIFE Offering Document”) concurrently with the Offering (together with the offering under the LIFE Exemption, the “Transactions”).

1.3.          For the purpose of this Agreement, “Registration Statement” means, collectively, the various parts of the registration statement prepared and filed by the Company on Form S-3 (File No. 333-282706) with respect to the registration of up to $50,000,000 of common shares of the Company, including the Shares, and other securities of the Company, at any given time each part as amended or supplemented as of such time, including the base prospectus filed by the Company with the Commission dated November 8, 2024 and contained in the Registration Statement as filed pursuant to the Securities Act on October 17, 2024 (the “Base Prospectus”), the Preliminary Prospectus (defined in this Section) and Prospectus (defined in this Section) and all exhibits filed with or incorporated by reference into such registration statement and the documents otherwise deemed to be a part thereof or included therein by the Securities Act. The preliminary prospectus supplement relating to the offering, as filed with the Commission on February 25, 2026 pursuant to Rule 424(b) of the Securities Act (the “Preliminary Prospectus Supplement”) together with the Base Prospectus is hereafter referred to as the “Preliminary Prospectus.” The final prospectus supplement relating to the Shares, to be filed with the Commission on or prior to February 26, 2026 pursuant to Rule 424(b) of the Securities Act (the “Prospectus Supplement”) together with the Base Prospectus is hereafter referred to as the “Prospectus.” The Preliminary Prospectus relating to the Shares, as amended or supplemented immediately prior to the Applicable Time (as defined below), is hereafter referred to as the “Time of Sale Prospectus.” “Rule 462(b) Registration Statement” means any registration statement prepared by the Company registering additional securities of the Company, including the Shares, which was filed with the Commission on or prior to the date hereof and became automatically effective pursuant to Rule 462(b) promulgated by the Commission pursuant to the Securities Act. After the filing of any Rule 462(b) Registration Statement with the Commission, the term “Registration Statement” herein shall include such Rule 462(b) Registration Statement.

1.4.          Any amendment or supplement to the Prospectus (including any document incorporated by reference therein) that may be filed by or on behalf of the Company with the Commission after the Preliminary Prospectus Supplement and the Prospectus Supplement have been filed and prior to the expiry of the period of distribution of the Shares, is referred to herein collectively as the “Supplementary Material.”

1.5.         As used herein, the “Applicable Time” is 9:00 a.m. (New York City time) on the date of this Agreement. As used herein, a “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and the “Time of Sale Disclosure Package” means the Time of Sale Prospectus and the issuer free writing prospectuses identified on Schedule 3 hereto and any other issuer free writing prospectuses and each “road show” (as defined in Rule 433 under the Securities Act), if any, related to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act) (each such road show, a “Road Show”) and other final terms of the Offering provided to investors as set forth on Schedule 2 hereto, all considered together.

1.6.          As used herein, the terms “Registration Statement,” “Time of Sale Prospectus” and “Prospectus” shall include the documents incorporated and deemed to be incorporated by reference therein pursuant to Form S-3 that were filed with the Commission on or before the date of such Registration Statement and Time of Sale Prospectus, as the case may be, and the documents otherwise deemed to be a part thereof or included therein by the Securities Act (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents.

1.7.          All references in this Agreement to the Registration Statement, the Time of Sale Prospectus and the Prospectus shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

1.8.          All references in this Agreement to “issuer free writing prospectus” mean any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act, relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) of the Securities Act whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) of the Securities Act because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Securities Act under the rules and regulations of the Commission.

1.9.         As used herein, “business day” shall mean a day on which the NYSE American LLC (“NYSE American”) and the Toronto Stock Exchange (“TSX”) is open for trading. “Exchanges” means, collectively, the NYSE American and the TSX.

1.10.        The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

1.11.        As used herein, “Governmental Authority” means (i) any federal, provincial, state, local, municipal, national or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private); (ii) any self-regulatory organization; or (iii) any political subdivision of any of the foregoing.

1.12.       As used herein, “Applicable Law” means any and all laws, including all federal, provincial, state and local statutes, codes, ordinances, guidelines, decrees, rules, regulations and municipal by-laws and all judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, orders, directives, decisions, rulings or awards or other requirements of any Governmental Authority, binding on or affecting the person referred to in the context in which the term is used and rules, regulations and policies of any stock exchange, including the Exchanges, on which securities of the Company are listed for trading. “U.S. Securities Laws” means all applicable securities laws in the United States, including without limitation, the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder, and any applicable state securities laws.

1.13.        Each Underwriter shall offer the Shares for sale to the public directly and through other duly registered investment dealers and brokers in the United States and the Qualifying Jurisdictions only as permitted by Applicable Law and upon the terms and conditions set forth in the Prospectus, the LIFE Offering Document and this Agreement. Each Underwriter agrees that it will not, directly or indirectly, distribute the Registration Statement, the Preliminary Prospectus, the Prospectus or the LIFE Offering Document or publish any prospectus, circular, advertisement or other offering material in any jurisdiction other than such states of the United States in which the Shares are duly qualified under U.S. Securities Laws or the Qualifying Jurisdictions in accordance with applicable Canadian Securities Laws (as defined below), in such manner as to require registration of the Shares or the filing of a prospectus or any similar document with respect to the Shares by the Company therein or subject the Company to ongoing periodic reporting obligations in such jurisdiction pursuant to the securities laws of such jurisdiction.

1.14.          The Underwriters agree, severally and not jointly, that each of the Underwriters that is not registered as a broker-dealer under Section 15 of the Exchange Act will not offer or sell any Shares in, or to persons who are nationals or residents of, the United States other than through one of its United States registered broker-dealer affiliates or otherwise in compliance with Rule 15a-6 under the Exchange Act. Sales of Shares in the Qualifying Jurisdictions may be made only by or through a dealer appropriately registered under applicable Canadian Securities Laws or in circumstances where an exemption from the Canadian registered dealer requirements is available. Notwithstanding the foregoing provisions of this paragraph, an Underwriter will not be liable to the Company under this Agreement with respect to a default by another Underwriter under this paragraph.

2.             Purchase, Sale, Payment and Delivery of the Shares. The Company and the Underwriters, severally and not jointly, hereby confirm their agreement concerning the purchase and sale of the Shares as follows:

2.1.          Public Offering of the Shares. The Underwriters hereby advise the Company that the Underwriters intend to offer for sale to the public, on the terms set forth in the Time of Sale Prospectus and the Prospectus, their respective portions of the Shares as soon after this Agreement has been executed as the Underwriters, in their sole judgment, have determined is advisable and practicable. After the Underwriters have made a reasonable effort to sell all of the Shares at the Offering Price, the purchase price of the Shares may be decreased by the Underwriters and may be further changed from time to time to an amount not greater than the Offering Price, and the compensation realized by the Underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Shares is less than the gross proceeds paid by the Underwriters to the Company. Any such decrease will not affect the proceeds to be received by the Company.

2.2.          Underwriters’ Commission. In consideration of this Agreement, the Company agrees to pay to each Underwriter at the Closing Date and each Option Closing Date, as applicable, an underwriting fee equal to five percent (5.0%) of the gross proceeds from the sale of the Firm Shares by such Underwriter and, if applicable, five percent (5.0%) of the gross proceeds from the sale of any Additional Shares by such Underwriter (the “Underwriters’ Commission”). The Underwriters’ Commission may be deducted by the Underwriters from the proceeds of sale of the Firm Shares on the Closing Date and, if applicable, the Additional Shares on each Option Closing Date. In addition, the Company agrees to pay to the Underwriters, in the manner specified by the Underwriters, all fees, disbursements and expenses incurred by the Underwriters in accordance with the provisions in Section 4.10 hereof.

2.3.          The Closing Date in Respect of the Firm Shares. Payment of the Offering Price for the Firm Shares shall be made to the Company by wire transfer against delivery of the Firm Shares to the Underwriters, via The Depository Trust Company (“DTC”) Deposit or Withdrawal at Custodian system (“DWAC”), and such payment and delivery shall be made at 9:00 a.m. (New York City time), on March 9, 2026 (the “Closing Date”) (unless another time shall be agreed to by the Underwriters and the Company). The Firm Shares shall be registered in such names and in such denominations as specified by the Underwriters. It is understood that the Underwriters have been authorized, for their own account and the accounts of the non-defaulting Underwriters, to accept delivery of and receipt for, and make payment of the Offering Price for, the Shares the Underwriters have agreed to purchase (subject to such adjustment as the Underwriters may determine to eliminate fractional shares). The Sole Bookrunner may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Sole Bookrunner by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

2.4.          The Additional Shares. In addition, the Company hereby grants to the Underwriters, in respect of their percentages on Schedule 1 hereto, the Over-Allotment Option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions set forth herein, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares. The Over-Allotment Option may be exercised by the Underwriters in respect of the Additional Shares at the Offering Price. The Over-Allotment Option granted hereunder may be exercised in whole at any time or in part from time to time within thirty (30) days after the date of this Agreement upon notice by the Underwriters to the Company (the “Notice of Exercise”). The Notice of Exercise shall set forth (i) the aggregate number of Additional Shares as to which the Underwriters are exercising the Over-Allotment Option, (ii) the names and denominations in which the Additional Shares are to be delivered via DTC, or otherwise, as applicable, and (iii) the date and time for delivery of and payment for the Additional Shares, which shall be on the day that is two (2) business days after the date of the Notice of Exercise or such other time as shall be agreed upon by the Company and the Underwriters (each such date, an “Option Closing Date” and the purchase price on each Option Closing Date, the “Option Purchase Price”).

In connection with an exercise of the Over-Allotment Option, the purchase price to be paid for the Additional Shares is equal to the product of the Offering Price multiplied by the number of Additional Shares to be purchased. Upon exercise of the Over-Allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Additional Shares specified in such notice. Prior to the exercise of the Over-Allotment Option, the Underwriters may cancel the Over-Allotment Option at any time prior to the expiration of the Over-Allotment Option by written notice to the Company, provided that, upon an exercise in part of the Over-Allotment Option, the Underwriters may cancel the unexercised portion of the Over-Allotment Option pursuant to this sentence.

2.5.           Delivery of the Shares and Closing Mechanics. The Company shall deliver, or cause to be delivered, to the Underwriters for the accounts of the Underwriters, the Firm Shares at the Closing Date and the Additional Shares, as applicable, at each Option Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the Offering Price or Option Purchase Price, as applicable, therefor. The Shares (and Additional Shares, as applicable) shall be registered in such names and denominations as the Underwriters shall have requested at least one full business day prior to the Closing Date or Option Closing Date, as applicable. Deliveries of the documents described in Section 5 hereof with respect to the purchase of the Shares shall be made at the offices of Willkie Farr & Gallagher LLP (“Underwriters Counsel”), 787 Seventh Avenue, New York, NY 10019-6099, at 9:00 a.m. (New York City time), or at such other place as the Underwriters and the Company may agree, on the Closing Date. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters and the Company.

3.             Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriters at the Applicable Time (as defined below) and on each such time that the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below, in each case except as set forth in the Registration Statement, the Prospectus or the Incorporated Documents.

3.1.          Subsidiaries. All of the direct and indirect subsidiaries (individually, a “Subsidiary”) of the Company are set forth on Exhibit 21 to the Company’s most recent Annual Report on Form 10-K filed with the Commission. The Company owns, directly or indirectly, all of the shares or other equity interests of each Subsidiary free and clear of any “Liens” (which for purposes of this Agreement shall mean a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction), and all of the issued and outstanding shares or other equity interests of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. The subsidiaries of the Company listed in Schedule 5 (individually a “Material Subsidiary” and collectively, the “Material Subsidiaries”), include all of the Company’s significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission).

3.2.         Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing (or its foreign equivalent) under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor in default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse change in the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, from that set forth in the Registration Statement, the Base Prospectus (as defined below), any Prospectus Supplement, the Prospectus or the Incorporated Documents, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no “Proceeding” (which for purposes of this Agreement shall mean any action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened) has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

3.3.         Authorization and Enforcement. The Company has the full requisite corporate power and authority to enter into and to consummate the Transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the Transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board or the Company’s shareholders in connection herewith other than in connection with the Required Approvals. This Agreement has been duly executed and delivered by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

3.4.          No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation by it of the Transactions contemplated herein do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals (as defined below), conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

3.5.          Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, provincial, local or other governmental authority or other “Person” (defined as an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind, including the Exchanges) in connection with the execution, delivery and performance by the Company of this Agreement, other than (i) the filings required by this Agreement, (ii) the filing with the Commission of the Prospectus Supplement, (iii) the filing of application(s) to and approval by the Exchanges for the listing of the Shares for trading thereon in the time and manner required thereby, (iv) the filing of the LIFE Offering Document with the securities regulatory authorities in each of the Qualifying Jurisdictions (collectively, the “Canadian Commissions”) in accordance with Canadian Securities Laws, and (v) such filings as are required to be made under applicable state securities laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) (collectively, the “Required Approvals”).

3.6.          Canadian Offering Document Requirements. The Company will, promptly after the execution and delivery of this Agreement, prepare and file the LIFE Offering Document with the Canadian Commissions via the System for Electronic Document Analysis and Retrieval Plus (“SEDAR+”), in accordance with the LIFE Exemption. The information included in the LIFE Offering Document will include all information required to be included in such document as required by NI 45-106 and Form 45-106F19. The Company has posted, or will post prior to the Closing Date, the LIFE Offering Document in English on its website.

3.7.          LIFE Offering. The Company is qualified to use the LIFE Exemption and represents and warrants as follows:

3.7.1.                  The Common Shares issued under the LIFE Offering Document will not be subject to a restricted period or to a statutory hold period under Canadian Securities Laws or to any resale restriction under the policies of the TSX.

3.7.2.                  The Common Shares are listed and posted for trading on the TSX under the symbol “VGZ” and the Company is not aware of any delisting or suspension of trading of the Common Shares by the TSX.

3.7.3.                  The Company is, and has been, a reporting issuer in the Qualifying Jurisdictions for at least 12 months prior to the date of the news release of the Company dated February 25, 2026, issued and filed on SEDAR+ in accordance with the LIFE Exemption (the “Offering Release”), and is not in default of Canadian Securities Laws in such Qualifying Jurisdictions or the federal laws of Canada applicable therein. The Company is not, and during the 12 months immediately before the date that the Company filed the LIFE Offering Document was not, and no person or company with whom the Company completed a restructuring transaction during such period was, either of the following: (A) an issuer whose operations have ceased; or (B) an issuer whose principal asset is or was cash, cash equivalents, or its exchange listing, including, for greater certainty, a capital pool company, a special purpose acquisition company, a growth acquisition corporation, or any similar person or company.

3.7.4.                  The Company is not an investment fund as defined under Canadian Securities Laws.

3.7.5.                 The Company has filed all continuous disclosure documents required under Canadian Securities Laws, including under any orders and/or undertakings issued by or made to any Canadian Commission.

3.7.6.                 Except as disclosed in the continuous disclosure documents of the Company filed on SEDAR+ within 12 months prior to the date of the Offering Release, there is no fact or circumstance that would constitute a “material fact” or “material change” (each as defined under Canadian Securities Laws) with respect to the Company or the Common Shares which has not been publicly disclosed.

3.7.7.                  No confidential material change report has been filed by the Company that remains confidential as of the date hereof.

3.7.8.                 There is no fact or circumstance that would require the Company to file a business acquisition report under Canadian Securities Laws at any time.

3.7.9.                  The use of proceeds to be received by the Company from the Transactions shall not be allocated to an acquisition that is a significant acquisition under National Instrument 51-102 - Continuous Disclosure Obligations (“NI 51-102”), a restructuring transaction (as defined in NI 51-102), or any other transaction for which the Company seeks approval of a securityholder.

3.7.10.               During the 12 months prior to the date of this Agreement, the Company has not made any distributions using the LIFE Exemption and is not otherwise raising funds under the LIFE Exemption other than pursuant to the Transactions.

3.7.11.               On the date of the Offering Release, the total dollar amount of the Transactions will not, assuming completion of the Transactions, exceed the greater of: (A) $25,000,000; and (B) 20% of the aggregate market value of the Company’s listed securities as of the date of the Offering Release, to a maximum of $50,000,000.

3.7.12.               The Transactions will not result in an increase of more than 50% of the Company’s outstanding equity securities listed for trading on a recognized stock exchange in Canada as of the date of the Offering Release.

3.7.13.               The Company reasonably believes that it will have available funds to meet its business objectives and liquidity requirements for a period of 12 months following the Closing Date.

3.7.14.               The Transactions will not result in a new control person and will not result in a person acquiring beneficial ownership of, or exercising control or direction over, such number of the Shares that would result in such person being entitled to elect a majority of the directors of the Company.

3.7.15.               The Company has complied, and will comply, in all material respects with all requirements of the LIFE Exemption in connection with the distribution of Shares in the Qualifying Jurisdictions.

3.8.          Canadian Disclosure. As of the Applicable Time, the information and statements contained in the LIFE Offering Document will be true and correct in all material respects and will contain all material facts relating to the Shares as required by applicable securities laws emanating from a Governmental Authority in Canada, including the respective rules and regulations made thereunder together with applicable published national and local instruments, policy statements, notices, blanket rules and orders of the Canadian Commissions, and all discretionary rulings and orders applicable to the Company, if any, of the Canadian Commissions (the “Canadian Securities Laws”). The LIFE Offering Document will comply in all material respects with Canadian Securities Laws and will not contain any misrepresentation (as defined under Canadian Securities Laws).

3.9.          Issuance of Shares. The Shares will be, as at the Closing Date and each Option Closing Date, as applicable, duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company. The issuance by the Company of the Shares has been registered under the Securities Act and all of the Shares are freely transferable and tradable by the purchasers thereof without restriction (other than any restrictions arising solely from an act or omission of such a purchaser). The “Underwriting” section within the Prospectus contained in the Registration Statement, as supplemented by the Prospectus Supplement, permits the issuance and sale of the Shares as contemplated by this Agreement. Upon receipt of the Shares, the purchasers of such Shares will have good and marketable title to such Shares and the Shares will be freely tradable on the Trading Market.

3.10.        Capitalization. The capitalization of the Company is as set forth in the Registration Statement, Time of Sale Prospectus, and Prospectus. The Company has not issued any shares since its most recently filed periodic report under the Exchange Act, other than pursuant to the Company’s At The Market Offering Agreement, dated November 8, 2024, the exercise of employee stock options under the Company’s stock option plans (“Stock Option Plans”), the issuance of Common Shares upon the vesting of restricted stock units under the Company’s long term incentive plan (“LTIP”), the issuance of Common Shares upon the vesting of deferred stock units under the Company’s deferred stock unit plan (“DSU Plan”), the issuance of Common Shares to employees pursuant to the Company’s employee stock purchase plan (“ESPP”, together with Stock Option Plans, the LTIP and the DSU Plan, the “Company Equity Compensation Plans”) and pursuant to the conversion and/or exercise of securities exercisable, exchangeable or convertible into Common Shares (“Common Share Equivalents”) outstanding as of the date of the most recently filed periodic report under the Exchange Act or as set forth in the SEC Reports. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the Transactions contemplated by this Agreement. Except (i) pursuant to the Company Equity Compensation Plans, as set forth in the SEC Reports, and (ii) pursuant to agreements or instruments filed as exhibits to the Incorporated Documents, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Common Shares or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Common Shares or Common Share Equivalents or capital stock of any Subsidiary. The issuance and sale of the Shares will not obligate the Company or any Subsidiary to issue Common Shares or other securities to any Person. Except as set forth in the SEC Reports, there are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. Except as set forth in the SEC Reports, there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. Except as set forth in the SEC Reports, the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all applicable federal, Canadian, provincial and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Other than the Required Approvals, no further approval or authorization of any shareholder, the Board or others is required for the issuance and sale of the Shares. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s shares to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

3.11.        Registration Statement. The Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complies with said Rule and the Preliminary Prospectus Supplement and Prospectus Supplement will meet the requirements set forth in Rule 424(b). The Company has advised the Underwriters of all further information (financial and other) with respect to the Company required to be set forth therein in the Registration Statement, the Preliminary Prospectus Supplement, the Prospectus Supplement, and the Time of Sale Prospectus. The Registration Statement has become effective under the Securities Act.

No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission. The Preliminary Prospectus and the Prospectus when filed complied in all material respects with the Securities Act and are identical in all material respects to the copies thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares.

Each of the Registration Statement and any post-effective amendment thereto, at the time each part thereof became effective pursuant to the Securities Act and at the Closing Date and each Option Closing Date, complied and will comply in all material respects with the Securities Act and did not and, any amendment or supplement thereto, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

As of the Applicable Time, the Time of Sale Disclosure Package did not, and at the time of the Closing Date and each Option Closing Date, the Time of Sale Disclosure Package, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Prospectus, as amended or supplemented, as of its date and at the Closing Date and each Option Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties set forth in the immediately preceding sentences shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by an Underwriter specifically for use in the preparation thereof.

3.12.        Accuracy of Incorporated Documents. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder, and none of the Incorporated Documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, or the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder (the “Exchange Act Regulations”), as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.13.        Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and (ii) as of the Applicable Time and on each such time this representation is repeated or deemed to be made (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

3.14.        Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule 3 hereto, any electronic road show and any other written communications approved in writing in advance by the Underwriters. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Time of Sale Disclosure Package, and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Underwriters expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus.

3.15.        Proceedings Related to Registration Statement. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Shares. The Company has not received any notice that the Commission has issued or intends to issue a stop-order with respect to the Registration Statement or that the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened in writing to do so.

3.16.        SEC Reports. The Company has complied in all material respects with requirements to file all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus and the Prospectus Supplement, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3.17.        Statements. The consolidated financial statements of the Company incorporated by reference in the Registration Statement, the Time of Sale Prospectus, the Prospectus, or the Incorporated Documents and any amendments thereof or supplements thereto comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing or as amended or corrected in a subsequent filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

3.18.        Independent Accountants. The Company’s accounting firm is set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm and is independent as required by the Securities Act, the Exchange Act and applicable Canadian Securities Laws and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s next Annual Report on Form 10-K. To the Company’s knowledge, after due and careful inquiry, Davidson & Company LLP is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002.

3.19.        Material Adverse Events; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date on which this representation is being made, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or not required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of capital stock, (v) the Company has not issued any equity securities to any officer, director or “Affiliate” (defined as any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act), except pursuant to existing Company Equity Compensation Plans, and (vi) no executive officer of the Company or member of the Board has resigned from any position with the Company. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Shares contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is deemed made.

3.20.        Litigation. Except as set forth in the SEC Reports, there is no action, suit, inquiry, notice of violation, Proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (Canadian, provincial, federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

3.21.        Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer, to the knowledge of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries are in compliance with all applicable Canadian, provincial, U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.22.        Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all Canadian, provincial, U.S. federal, state, local and foreign laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

3.23.        Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

3.24.        Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate Canadian, provincial, U.S. federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted and as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

3.25.        Title to Assets. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package, and the Prospectus, the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of Canadian, provincial, U.S. federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect.

3.26.        Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could reasonably be expected to have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a notice (written or otherwise) of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

3.27.        Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary for companies of similar size as the Company in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. To the knowledge of the Company, such insurance contracts, and policies are accurate and complete. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

3.28.        Affiliate Transactions. Except as set forth in the Registration Statement and Prospectus, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, shareholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company or any restricted stock or restricted stock units under the LTIP.

3.29.        Sarbanes Oxley Compliance. Except as disclosed in the Registration Statement and Prospectus, the Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements of the Company included or incorporated by reference in the Registration Statement or included or incorporated by reference in the Time of Sale Prospectus and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date and the disclosure controls and procedures are effective. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

3.30.        Certain Fees. Other than payments to be made to the Underwriters, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the Transactions contemplated by this Agreement. The Underwriters shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the Transactions contemplated by this Agreement.

3.31.        Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Underwriters in connection with the Shares.

3.32.        Listing and Maintenance Requirements. The Common Shares are listed on the Exchanges and the issuance of the Shares as contemplated by this Agreement does not contravene the rules and regulations of the Exchanges. The Company has received conditional approval from the TSX for the listing of the Shares, subject only to the Company fulfilling the customary listing conditions of the TSX. The Common Shares are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as set forth in the Registration Statement, the Time of Sale Prospectus and Prospectus, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market or the TSX on which the Common Shares are or have been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market or the TSX. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Company is a “reporting issuer” (or the equivalent thereof) not in default of its obligations under Canadian Securities Laws in each of the Qualifying Jurisdictions and has been a reporting issuer in at least one province of Canada for at least the 12-month period immediately preceding the date of this Agreement. No order, ruling or determination having the effect of suspending the sale or ceasing the trading in any securities of the Company (including the Common Shares) has been issued by any Canadian Commission or the TSX and is continuing in effect and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are pending, contemplated or threatened by any Canadian Commission or the TSX. The Common Shares are currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer. The Common Shares are eligible for electronic transfer and book-entry settlement through CDS Clearing and Depository Services Inc. (“CDS”) and the Company is in good standing and current in payment of all fees payable to CDS in connection therewith.

3.33.        Application of Takeover Protections. Except as set forth in the Registration Statement and Prospectus, the Company and the Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state or jurisdiction of incorporation that is or could become applicable to the purchasers of the Shares or the Underwriters.

3.34.        Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares from the Underwriters pursuant to this Agreement, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it or its Subsidiaries will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

3.35.        Solvency. Based on the consolidated financial condition of the Company as of the date hereof, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted in the next twelve months including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt) within one year from the date hereof. Within one year from the date hereof, the Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction. The SEC Reports set forth as of the dates thereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $250,000 (other than accrued liabilities and trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $250,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

3.36.        Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all necessary Canadian federal and provincial and United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, and have paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim. The term “taxes” means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties, or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

3.37.        Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

3.38.        Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Shares on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

3.39.        Cybersecurity. (i)(x) There has been no security breach or other compromise of or relating to any of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and the Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data; (ii) the Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) the Company and the Subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

3.40.        Office of Foreign Assets Control. Neither the Company nor any of its Subsidiaries, nor, to the Company’s knowledge, any director, officer or employee of the Company or any of its Subsidiaries, is a Person that is, or is controlled by a Person that is, the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (OFAC), the United Nations Security Council (UN), the European Union (EU), or His Majesty’s Treasury (UK HMT) (collectively, “Sanctions”), nor is the Company or any of its Subsidiaries located, organized or resident nor are any of its facilities located in a country or territory that is the subject of Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, Kherson and Zaporizhzhia Regions of Ukraine, any other Region of Ukraine identified pursuant to Executive Order 14065, Belarus, Cuba, Iran, Syria, North Korea, Russia, Ukraine or Venezuela) (each, a “Sanctioned Jurisdiction”) in violation of Sanctions; neither the Company nor any of its Subsidiaries is engaged in, or has, at any time since April 24, 2019, engaged in, any dealings or transactions with or involving any individual or entity that was or is, as applicable, at the time of such dealing or transaction, the subject or target of Sanctions or with any Sanctioned Jurisdiction; the Company and its Subsidiaries have instituted, and maintain, policies and procedures designed to promote and achieve continued compliance with Sanctions. The Company will not, knowingly, use the proceeds of the offering to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, except as permitted by law, regulation, or license.

3.41.        U.S. Real Property Holding Corporation. The Company is not a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

3.42.        Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

3.43.        Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

3.44.        FINRA Member Shareholders. There are no affiliations with any FINRA member firm among the Company’s officers, directors or, to the knowledge of the Company, any five percent (5%) or greater stockholder of the Company, except as set forth in the Registration Statement, the Base Prospectus, any Prospectus Supplement or the Prospectus.

3.45.        D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and officers as provided to the Underwriters (the “Insiders”), as supplemented by all information concerning the Company’s directors, officers, and principal shareholders as described in the Registration Statement, the Time of Sale Disclosure Package, and the Prospectus, as well as in the Lock-Up Agreement (as defined in Section 3.46 below) provided to the Underwriters, is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires to become materially inaccurate and incorrect.

3.46.        Lock-Up Agreements. Schedule 4 hereto contains a complete and accurate list of the Company’s executive officers and directors who will be subject to the Lock-Up Agreement (as defined below) (collectively, the “Lock-Up Parties”). The Company has caused or will cause each of the Lock-Up Parties to deliver to the Underwriters an executed Lock-Up Agreement, in the form attached hereto as Exhibit A (the “Lock-Up Agreement”), prior to the closing of the Offering.

3.47.        Loans to Directors or Officers. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company or its Subsidiaries to or for the benefit of any of the officers or directors of the Company, its Subsidiaries or any of their respective family members, except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

3.48.        Smaller Reporting Company. As of the time of filing of the Registration Statement, the Company was, and currently is, a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act Regulations.

3.49.        Margin Securities. The Company owns no “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of Offering will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Common Shares to be considered a “purpose credit” within the meanings of Regulation T, U, or X of the Federal Reserve Board.

3.50.        TSX and NYSE American Status. The Company is in compliance in all material respects with the by-laws, rules and regulations of each of the Exchanges.

3.51.        No Misstatement or Omission in an Issuer Free Writing Prospectus, identified on Schedule 3, if any, the electronic road show, if any, or marketing materials. Each issuer free writing prospectus, identified on Schedule 3, if any, the electronic road show, if any, and any marketing materials, as of its issue date and as of each Applicable Time, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or included or incorporated by reference in the Time of Sale Prospectus and Prospectus, including any Incorporated Document deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any issuer free writing prospectus or any marketing materials made in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of an Underwriter.

3.52.        Working Capital. To the Company’s knowledge and taking into account the available working capital and the net proceeds receivable by the Company following the sale of the Shares, the Company has sufficient working capital for its present requirements that is for a period of at least 12 months from the date of the Prospectus.

3.53.        Mining Rights. The Mt Todd Gold Project, Northern Territory, Australia, as described in the Registration Statement or included or incorporated by reference in the Time of Sale Prospectus and the Prospectus (the “Material Project”) is the only mining property currently material to the Company in which the Company or the Material Subsidiaries have an interest. The Company, directly or through the Material Subsidiaries, holds either freehold title, mining leases, mining concessions, mining claims, exploration permits, prospecting permits or participant interests or other conventional property or proprietary interests or rights, recognized in the jurisdiction in which the Material Project is located, in respect of the ore bodies and minerals located on the Material Project in which the Company (through the applicable Material Subsidiary) has an interest under valid, subsisting and enforceable title documents or other recognized and enforceable agreements, contracts, arrangements or understandings, sufficient to permit the Company (through the applicable Material Subsidiary) to explore for and exploit the minerals relating thereto. All leases or claims and permits relating to the Material Project in which the Company (through the applicable Material Subsidiary) has an interest or right have been validly located and recorded in accordance with all Applicable Laws and are valid and subsisting. Except as disclosed in the Registration Statement or included or incorporated by reference in the Time of Sale Prospectus and the Prospectus, the Company (through the applicable Material Subsidiary) has all necessary surface rights, access rights and other necessary rights and interests relating to the Material Project in which the Company (through the applicable Material Subsidiary) has an interest granting the Company (through the applicable Material Subsidiary) the right and ability to explore for and exploit minerals, ore and metals for development and production purposes as are appropriate in view of the rights and interest therein of the Company or the applicable Material Subsidiary, with only such exceptions as do not materially interfere with the current use made by the Company or the applicable Material Subsidiary of the rights or interest so held, and each of the proprietary interests or rights and each of the agreements, contracts, arrangements or understandings and obligations relating thereto referred to above is currently in good standing in all respects in the name of the Company or the applicable Material Subsidiary. Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company and the Material Subsidiaries do not have any responsibility or obligation to pay any commission, royalty, license, fee or similar payment to any Person with respect to the property rights thereof, except where such fee or payment would not have a Material Adverse Effect, either individually or in the aggregate.

3.53.1.              The Company or the applicable Material Subsidiary holds direct interests in the Material Project, as described in the Registration Statement or included or incorporated by reference in the Time of Sale Prospectus and the Prospectus (the “Project Rights”), under valid, subsisting and enforceable agreements or instruments, and all such agreements and instruments in connection with the Project Rights are valid and subsisting and enforceable in accordance with their terms;

3.53.2.               The Company and the Material Subsidiaries have identified all the material permits, certificates, and approvals (collectively, the “Permits”) which are or which are understood will be required for the exploration, development and eventual or actual operation of the Material Project, which Permits include but are not limited to environmental assessment certificates, water licenses, land tenures, rezoning or zoning variances and other necessary local, provincial, state and federal approvals; and, except as disclosed in the Registration Statement or included or incorporated by reference in the Time of Sale Prospectus and the Prospectus, the appropriate Permits have either been received, applied for, or the processes to obtain such Permits have been or will in due course be initiated by the Company or the applicable Material Subsidiaries; and, except as disclosed in the Registration Statement or included or incorporated by reference in the Time of Sale Prospectus and the Prospectus, neither the Company nor the applicable Material Subsidiaries know of any issue or reason why the Permits should not be approved and obtained in the ordinary course;

3.53.3.               All assessments or other work required to be performed in relation to the material mining claims and the mining rights of the Company and the applicable Material Subsidiary in order to maintain their respective interests therein, if any, have been performed to date and, except as disclosed in the Registration Statement or included or incorporated by reference in the Time of Sale Prospectus and the Prospectus, the Company and the applicable Material Subsidiary have complied in all material respects with all Applicable Laws in this regard as well as with regard to legal and contractual obligations to third parties in this regard except in respect of mining claims and mining rights that the Company and the applicable Material Subsidiary intend to abandon or relinquish and except for any non-compliance which would not either individually or in the aggregate have a Material Adverse Effect; all such mining claims and mining rights are in good standing in all respects as of the date of this Agreement;

3.53.4.               Except as disclosed in the Registration Statement or included or incorporated by reference in the Time of Sale Prospectus and the Prospectus, there are no environmental audits, evaluations, assessments, studies or tests relating to the Company or the Material Subsidiaries except for ongoing assessments conducted by or on behalf of the Company and the Material Subsidiaries in the ordinary course;

3.53.5.               The Company made available to the Technical Experts (as defined below) prior to the issuance of the current technical reports filed by the Company on SEDAR+ and with the Commission relating to the Material Project (the “Technical Reports”), for the purpose of preparing the Technical Reports, as applicable, all information requested, and no such information contained any material misrepresentation as at the relevant time the relevant information was made available;

3.54.        Indigenous Rights. There are no material claims with respect to indigenous rights currently outstanding or, to the knowledge of the Company, threatened or pending, with respect to the Material Project and the development of the Technical Reports. GR Engineering Services Limited, Amy L. Hudson, April Hussey, Brad Bijold, Brendan Mulvihil, Colin McVie, Deepak Malhotra, Justin Knudsen, Keith Thompson, Kira Johnson, Marthinus Sonnekus, Peter Lock and Vicki Scharnhorst (the “Technical Experts”), which collectively prepared the Technical Reports, including the extracts and summaries of which appear in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and which have delivered and will deliver the letters referred to in Section 6(b) and Section 6(m) hereof, were, as of the date of the Technical Reports, and are, as of the date hereof, independent “Qualified Persons” within the meaning of National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) and Subpart 1300 of Regulation S-K under the Securities Act (the “SEC Mining Modernization Rules”) with respect to the Company and the Subsidiaries.

3.55.        Technical Report Information. (i) All technical information, including the qualitative and quantitative data regarding mineral reserves and resources with respect to the Material Project, extracted from the Technical Reports and set forth in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the free writing prospectuses, if any, has been (A) reviewed by each of the Company and the Technical Experts, and (B) prepared in accordance with NI 43-101 or the SEC Mining Modernization Rules, as applicable, by or under the supervision of a Qualified Person; (ii) the information provided to the Technical Experts by the Company and the Subsidiaries in connection with the preparation of the Technical Reports was true and correct in all material respects on the date of the Technical Reports, and such information was provided to the Technical Experts in accordance with all customary industry practices; (iii) the methods used in estimating the Company’s mineral resources and mineral reserves are in accordance with accepted mineral resource and mineral reserve estimation practices, and the assumptions underlying such resource and reserve estimates are reasonable and appropriate; (iv) the Company has duly filed with the Commission the summary of the applicable Technical Reports required by the SEC Mining Modernization Rules, and the Technical Reports complied at the time thereof in all material respects with the requirements thereof; and (v) the Company has duly filed with the Canadian Securities Commissions the Technical Reports required by NI 43-101, and the Technical Reports complied at the time thereof in all material respects with the requirements thereof.

3.56.        Technical Reports; Production Estimates. The information and assumptions underlying the estimates of mineral reserves and resources with respect to the Material Project included in the Technical Reports, including information and assumptions relating to production, costs of development and operation, current prices for products, and agreements relating to current and future operations and sales of production, were derived from or based on information that the Company reasonably believes to be accurate and reliable in all material respects on the dates such estimates were made, and were supplied and prepared in accordance with customary industry practices. Other than normal production of reserves, intervening market commodity price fluctuations, fluctuations in demand for such products, adverse weather conditions, unavailability or increased costs of equipment, supplies or personnel, the timing of third-party operations, and other factors, in each case in the ordinary course of business, and except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any of the Subsidiaries is aware of any facts or circumstances that would result in a material adverse change in the aggregate estimated net mineral reserves or resources, as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

3.57.        Certain Taxes. No stamp, documentary, issuance, registration, transfer, withholding or other taxes or duties are payable by or on behalf of the Underwriters, the Company or any of its subsidiaries in any jurisdiction of the Company or its subsidiaries’ incorporation, organization or formation, as applicable, or to any taxing authority thereof or therein in connection with (i) the execution, delivery or consummation of this Agreement, (ii) the creation, allotment and issuance of the Shares, (iii) the sale and delivery of the Shares to the Underwriters or purchasers procured by the Underwriters, or (iv) the resale and delivery of the Shares by the Underwriters in the manner contemplated herein.

4.             Covenants of the Company. The Company covenants and agrees with the Underwriters as follows:

4.1.          Amendments to Registration Statement. The Company shall deliver to the Underwriters, prior to filing, any amendment or supplement to the Registration Statement, Time of Sale Disclosure Package, or Prospectus proposed to be filed after the date hereof, and shall not file any such amendment or supplement to which the Underwriters reasonably object in writing.

4.2.          Federal Securities Laws.

4.2.1.                  Compliance. The Company, subject to Section 4.2.2, shall comply with the requirements of Rule 424(b) and Rule 430B of the Securities Act Regulations, and will notify the Underwriters promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any amendment or supplement to the Base Prospectus, the Time of Sale Disclosure Package or the Prospectus shall have been filed and when any post-effective amendment to the Registration Statement shall become effective; (ii) of the receipt of any comments from the Commission; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Base Prospectus, the Time of Sale Disclosure Package or the Prospectus or for additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of the Prospectus, the Time of Sale Disclosure Package or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement; and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the Offering of the Securities. The Company shall effect all filings required under Rule 424(b) of the Securities Act Regulations, in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and shall take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company shall use its best efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

4.2.2.                  Continued Compliance. The Company shall comply with the Securities Act, the Securities Act Regulations, the Exchange Act, and the Exchange Act Regulations, so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the Time of Sale Disclosure Package, and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the Securities Act Regulations (“Rule 172”), would be) required by the Securities Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) amend or supplement the Time of Sale Disclosure Package or the Prospectus in order that the Time of Sale Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time it is delivered to a purchaser, or (iii) amend the Registration Statement or amend or supplement the Time of Sale Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Company will promptly (A) give the Underwriters notice of such event; (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Time of Sale Disclosure Package, or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Underwriters with copies of any such amendment or supplement; and (C) file with the Commission any such amendment or supplement; provided, however, that the Company shall not file or use any such amendment or supplement to which the Underwriters or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Underwriters notice of any filings made pursuant to the Exchange Act or the Exchange Act Regulations within forty-eight (48) hours prior to the Applicable Time. The Company shall give the Underwriters notice of its intention to make any such filing from the Applicable Time until the Closing Date and will furnish the Underwriters with copies of the related document(s) a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object.

4.2.3.                  Exchange Act Registration. For a period of one (1) year after the date of this Agreement, the Company shall use its best efforts to maintain the registration of the Common Shares under the Exchange Act, provided that this covenant shall not prevent the Company from completing any transaction which would result in the Common Shares ceasing to be registered under the Exchange Act so long as the holders of Common Shares receive securities of an entity which is listed on a Trading Market, the TSX or another nationally recognized Canadian stock exchange, or cash, or the holders of Common Shares have approved the transaction in accordance with the requirements of applicable corporate and securities laws and the rules and policies of the Exchanges. The Company shall not deregister the Common Shares under the Exchange Act without the written notice of the Underwriters.

4.2.4.                  Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Underwriters, it shall not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided, however, that the Underwriters shall be deemed to have consented to each Issuer General Use Free Writing Prospectus (as defined below) hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Underwriters. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Underwriters as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. “Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus. “Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Roadshow”)), as evidenced by its being specified in Schedule 3 hereto.

4.3.          Delivery to the Underwriters of Registration Statements. The Company has delivered or made available or shall deliver or make available to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

4.4.          Delivery to the Underwriters of Prospectuses. The Company has delivered or made available or will deliver or make available to each Underwriter, without charge, as many copies of each Time of Sale Prospectus and Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, such number of copies of the Time of Sale Prospectus and Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

4.5.          Events Requiring Notice to the Underwriters. The Company shall notify the Underwriters immediately and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement, Time of Sale Prospectus, or the Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 4.5 that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus untrue or that requires the making of any changes in (a) the Registration Statement in order to make the statements therein not misleading, or (b) in the Time of Sale Disclosure Package or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company shall make every reasonable effort to obtain promptly the lifting of such order.

4.6.          Listing. The Company shall use its best efforts to maintain the listing of the Common Shares (including the Shares) on the Exchanges until the date which is one (1) year from the date of this Agreement provided that this covenant shall not prevent the Company from completing any transaction which would result in the Common Shares ceasing to be listed so long as the holders of Common Shares receive securities of an entity which is listed on a Trading Market, the TSX or another nationally recognized Canadian stock exchange, or cash, or the holders of Common Shares have approved the transaction in accordance with the requirements of applicable corporate and securities laws and the rules and policies of the Exchanges.

“Trading Market” means any of the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

4.7.          Exchange Submission of Listing of Additional Shares. The Company agrees to make a timely submission of the Listing of Additional Shares Notification Form or equivalent filing with each of the Exchanges with respect to the Transactions including the filing of a Notice of Private Placement (or equivalent form) with the TSX.

4.8.          Report of Exempt Distribution. The Company agrees to file, or cause to be filed, a report of exempt distribution on Form 45-106F1 with the Canadian Commissions in each of the Qualifying Jurisdictions within ten (10) days of the Closing Date and each Option Closing Date, as applicable, in accordance with Canadian Securities Laws.

4.9.          Reports to the Underwriters.

4.9.1.                  Periodic Reports, etc. For a period of one (1) year after the date of this Agreement, the Company shall furnish or make available to the Underwriters copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish to the Underwriters: (i) a copy of each periodic report the Company shall be required to file with the Commission under the Exchange Act and the Exchange Act Regulations; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (iii) a copy of each Form 8-K prepared and filed by the Company; (iv) five (5) copies of each registration statement filed by the Company under the Securities Act; (v) a copy of each report or other communication furnished to shareholders; and (vi) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Underwriters may from time to time reasonably request; provided, however, the Underwriters shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Underwriters and Underwriters Counsel in connection with the Underwriters’ receipt of such information. Documents filed with the Commission pursuant to its EDGAR system and press release and every news item and article with respect to the Company or its affairs posted on the Company’s website shall be deemed to have been delivered to the Underwriters pursuant to this Section 4.9.1. “EDGAR” means the Electronic Data Gathering, Analysis, and Retrieval system.

4.9.2.                  Transfer Agent. For a period of two (2) years after the date of this Agreement the Company shall retain a transfer agent and registrar acceptable to the Underwriters (the “Transfer Agent”). Computershare Investor Services Inc., the Company’s current transfer agent, is acceptable to the Underwriters to act as Transfer Agent for the Common Shares.

4.10.        Payment of Expenses. Whether or not the purchase and sale of the Shares pursuant to this Agreement is completed, the Company will pay all costs, expenses, fees and taxes incurred in connection with the purchase, sale and delivery of the Shares and the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation, the following:

4.10.1.               the preparation and filing of the Registration Statement (including any financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus, each Issuer Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company and any amendments or supplements thereto, including the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment);

4.10.2.               the registration, issue, sale and delivery of the Shares, including any stock, documentary, issuance, registration, withholding or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters or the resale and delivery of the Shares by the Underwriters in the manner contemplated herein;

4.10.3.               the producing, word processing and/or printing of this Agreement, any agreement among Underwriters, any dealer agreements, any powers of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment);

4.10.4.               all filing fees, attorneys’ fees and expenses incurred by the Company in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under U.S. Securities Laws or Canadian Securities Laws, and, if reasonably requested by the Underwriters, preparing, printing and furnishing copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, or other memorandum and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions;

4.10.5.               all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors of the Company;

4.10.6.               the reasonable legal fees and filing fees and other disbursements of Canadian and U.S. counsel for the Underwriters;

4.10.7.               the fees and expenses associated with the listing of the Firm Shares and Additional Shares;

4.10.8.               any filing fees for review of the public offering of the Shares by FINRA;

4.10.9.               the fees and disbursements of any Transfer Agent or registrar for the Common Shares;

4.10.10.            the costs and expenses of qualifying the Firm Shares and the Additional Shares for inclusion in the book-entry settlement systems of DTC; and

4.10.11.            the performance of the Company’s other obligations hereunder, including Canadian federal goods and services tax and provincial sales tax eligible in respect of any of the foregoing.

All such expenses incurred by or on behalf of the Underwriters shall be payable by the Company within 30 days of the receipt of an invoice in respect thereof. Notwithstanding the foregoing, the fees and expenses payable by the Company to the Underwriters pursuant to subparagraph Section 4.10.6 above shall not exceed $475,000. Except as provided in this Section, the Underwriters shall pay their respective own expenses, including the fees and disbursements of their counsel and any advertising expenses in connection with any offers of Shares that they respectively may make following the Closing Date.

4.11.        Application of Net Proceeds. The Company shall apply the net proceeds from the Offering received by it in a manner consistent with the application thereof described under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Disclosure Package, and the Prospectus.

4.12.        Stabilization. Neither the Company nor, to its knowledge, any of its employees, directors, or shareholders has taken or shall take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

4.13.        Internal Controls. The Company shall maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.14.        Accountants. As of the date of this Agreement, the Company shall continue to retain a nationally recognized independent registered public accounting firm for a period of at least three (3) years after the date of this Agreement. The Underwriters acknowledge that Davidson & Company LLP is acceptable to the Underwriters.

4.15.        No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual in nature and that none of the Underwriters or their affiliates or any selling agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement.

4.16.        Company Lock-Up Agreements. The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Underwriters, it will not for a period of ninety (90) days after the Closing Date (the “Lock-Up Period”), (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (b) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (c) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (d) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (a), (b), (c) or (d) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise. Additionally, the Company agrees that for a period of ninety (90) days after the Offering, it will not directly or indirectly offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company in any “at-the-market”, continuous equity or variable rate transaction, without the prior written consent of the Underwriters.

The restrictions contained in this Section 4.16 shall not apply to (i) the issuance of the Shares pursuant to this Agreement (ii) the issuance by the Company of Common Shares upon the exercise of a stock option or warrant or the conversion of a security outstanding on the date hereof, which is disclosed in the Registration Statement, the Time of Sale Disclosure Package, and the Prospectus, provided that such options, warrants, and securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price, or conversion price of such securities or to extend the term of such securities, (iii) the issuance by the Company of stock options, shares of capital stock of the Company, or other awards under any equity compensation plan of the Company; or (iv) the filing of any registration statement on Form S-8 or a successor form thereto relating to the Common Shares granted pursuant to or reserved for issuance under the equity compensation plans of the Company and any Subsidiary referred to in clause (ii).

4.17.        Blue Sky Qualifications. The Company shall use its best efforts, in cooperation with the Underwriters, if necessary, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

4.18.        Reporting Requirements. The Company, during the period when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and Exchange Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Securities as may be required under Rule 463 under the Securities Act Regulations.

4.19.        Press Releases. Prior to the Closing Date, the Company shall not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial, or otherwise, or earnings, business affairs, or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Underwriters are notified), without the prior written consent of the Underwriters, which consent shall not be unreasonably withheld, unless in the judgment of the Company and its counsel, and after notification to the Underwriters, such press release or communication is required by law.

4.20.        Sarbanes-Oxley. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package, and the Prospectus, the Company shall at all times comply with all applicable provisions of the Sarbanes-Oxley Act in effect from time to time.

5.             Conditions of Underwriters’ Obligations. The obligations of the Underwriters as provided herein, shall be subject to (i) the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of the Closing Date, (ii) the accuracy of the statements of officers of the Company made pursuant to the provisions hereof; (iii) the performance by the Company of its obligations hereunder; and (iv) the following conditions:

5.1.          Regulatory Matters.

5.1.1.                 Commission Actions; Required Filings. On the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued under the Securities Act, no order preventing or suspending the use of the Base Prospectus or the Prospectus shall have been issued, and no proceedings for any of those purposes shall have been instituted or are pending or, to the Company’s knowledge, contemplated by the Commission. The Company has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) under the Securities Act Regulations (without reliance on Rule 424(b)(8)) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430B under the Securities Act Regulations.

5.1.2.                 No Objection. FINRA has not raised any objection with respect to the fairness and reasonableness of the Underwriters’ compensation relating to the offering of the Securities.

5.1.3.                  LIFE Compliance. The LIFE Offering Document and the Offering Release shall have been filed on SEDAR+ and posted on the Company’s website in accordance with the requirements of the LIFE Exemption. The Company shall not file the LIFE Offering Document or Offering Release without prior consultation with the Underwriters and shall provide the Underwriters with a draft of the LIFE Offering Document and the Offering Release for review and comment prior to filing. The Company shall promptly notify the Underwriters of any deficiency letter, comment or other correspondence from any Canadian Commission regarding the LIFE Offering Document.

5.2.          Company Counsel Matters.

5.2.1.                  Closing Date Opinion of U.S. Counsel. On the Closing Date, the Underwriters shall have received the favorable opinion of Dorsey & Whitney LLP, U.S. counsel to the Company, and a written statement providing certain “10b-5” negative assurances, dated the Closing Date and addressed to the Underwriters, substantially in the form reasonably agreed upon by the Underwriters, and as to each Option Closing Date, a bring-down opinion and Rule 10b-5 negative assurance statement of Dorsey & Whitney LLP addressed to the Underwriters, in the form and substance as may be reasonably satisfactory to the Underwriters Counsel.

5.2.2.                  Closing Date Opinion of Canadian Counsel. On the Closing Date, the Underwriters shall have received a favorable legal opinion of Borden Ladner Gervais LLP, Canadian counsel to the Company, addressed to the Underwriters, Underwriters Counsel and Stikeman Elliott LLP, Canadian counsel to the Underwriters (“Underwriters’ Canadian Counsel”), dated as of the Closing Date, in form and substance satisfactory to Underwriters’ Canadian Counsel, acting reasonably, with respect to the following matters: (a) the Company is a corporation existing under the laws of its jurisdiction of incorporation and is a reporting issuer in the Qualifying Jurisdictions and is not included in a list of defaulting reporting issuers maintained by any Canadian Commission in the Qualifying Jurisdictions; (b) the Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and to issue and sell the Shares as contemplated hereby; (c) this Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to customary qualifications; (d) the Shares have been duly authorized and, when issued and delivered against payment therefor in accordance with the terms of this Agreement, will be validly issued as fully paid and non-assessable shares in the capital of the Company; (e) all necessary corporate action has been taken by the Company to authorize the execution and delivery of this Agreement and the consummation of the Transactions, including the issuance and sale of the Shares; (f) the execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder, including the issuance and sale of the Shares, do not and will not conflict with or result in a breach of the constating documents or by-laws of the Company, any resolution of the shareholders or directors of the Company, Canadian Securities Laws in the Qualifying Jurisdictions, or the rules and policies of the TSX; (g) the offer and sale of the Shares to purchasers resident in Canada pursuant to the LIFE Exemption is exempt from the prospectus requirements of Canadian Securities Laws in each of the Qualifying Jurisdictions, and no prospectus or other document is required to be filed, proceedings taken, or approvals, permits, consents or authorizations obtained under Canadian Securities Laws in the Qualifying Jurisdictions to permit such offer and sale, other than: (i) the filing of the LIFE Offering Document and the Offering Release on SEDAR+ and on the Company’s website; and (ii) the filing of reports of exempt distribution on Form 45-106F1 as required under NI 45-106; (h) the first trade in Shares acquired by purchasers resident in Canada pursuant to the LIFE Exemption will not be subject to a restricted period or hold period under Canadian Securities Laws and such Shares may be traded through the facilities of the TSX or another marketplace, provided that: (i) the Company is and has been a reporting issuer in a jurisdiction of Canada for the four months immediately preceding the trade; (ii) the trade is not a control distribution as defined in National Instrument 45-102 – Resale of Securities; (iii) no unusual effort is made to prepare the market or to create a demand for the Shares that are the subject of the trade; (iv) no extraordinary commission or consideration is paid to a person or company in respect of such trade other than the ordinary commission payable to a registered dealer; and (v) if the selling securityholder is an insider or officer of the Company, the insider or officer has no reasonable grounds to believe that the Company is in default of Canadian Securities Laws; (i) the Company is required to file a report of exempt distribution on Form 45-106F1 with the applicable Canadian Commission in each of the Qualifying Jurisdictions within ten (10) days of the Closing Date in connection with the distribution of the Shares pursuant to the LIFE Exemption; (j) the TSX has conditionally approved the listing of the Shares, subject only to the satisfaction of customary listing conditions; (k) the Company has complied in all material respects with the requirements of the LIFE Exemption in connection with the distribution of Shares in the Qualifying Jurisdictions; and (l) such other matters as the Underwriters or Underwriters’ Canadian Counsel may reasonably request relating to the Transactions or the distribution of Shares in the Qualifying Jurisdictions. Such opinion may rely on customary assumptions and qualifications and may be subject to customary limitations, and may rely, as to matters of fact, on certificates of officers of the Company and of public officials.

5.2.3.                  Title Opinion. On the Closing Date, the Underwriters shall have received a favorable legal opinion (in customary form and dated within three (3) business days of the Closing Date) from Australian counsel to the Company as to title matters in respect of the Mt Todd Gold Project, Northern Territory, Australia, as described in the Registration Statement or included or incorporated by reference in the Prospectus, in a form acceptable in all reasonable respects to Underwriters Counsel, and as to each Option Closing Date, a bring-down legal opinion from Australian counsel to the Company in a form acceptable in all reasonable respects to the Underwriters Counsel.

5.2.4.                  Reliance. In rendering such opinions, such counsel may rely: (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, as applicable, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Underwriters) of other counsel reasonably acceptable to the Underwriters, familiar with the applicable laws, and alternatively, such opinion of other counsel may be addressed directly to the Underwriters; and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Underwriters Counsel if requested. The opinions of each counsel listed in Sections 5.2.1, 5.2.2 and 5.2.3 and any opinions relied upon by any such counsel shall include a statement to the effect that they may be relied upon by Underwriters Counsel in such counsel’s opinions delivered to the Underwriters.

5.3.          Closing Date Opinion of Underwriters Counsel. The Underwriters shall have received from Willkie Farr & Gallagher LLP, Underwriters Counsel, such opinion and negative assurance letter, dated the Closing Date, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters as the Underwriters may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters, and as to each Option Closing Date, a bring-down opinion and negative assurance letter from Underwriters Counsel addressed to the Underwriters in a form acceptable in all reasonable respects to the Underwriters.

5.4.           Comfort Letters.

5.4.1.                 Comfort Letter. On the date hereof, you shall have received a comfort letter, and also on the Closing Date and each Option Closing Date, a bring-down comfort letter, from Davidson & Company LLP, independent public or certified public accountants for the Company, containing statements and information of the type customarily included in accountants’ comfort letters with respect to the financial statements and certain financial information contained or incorporated by reference or deemed incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Prospectus Supplement, the Time of Sale Disclosure Package and the Prospectus, addressed to the Underwriters and in form and substance satisfactory in all respects to you, dated as of the respective dates of delivery.

5.5.          Officers’ Certificates. The Company shall have furnished to the Underwriters a certificate, dated the Closing Date and on each Option Closing Date, of its Chief Executive Officer and its Chief Financial Officer stating that (i) such officers have carefully examined the Registration Statement, the Time of Sale Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus and, in their opinion, the Registration Statement and each amendment thereto, as of the Applicable Time and as of the Closing Date and each Option Closing Date did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Time of Sale Disclosure Package, as of the Applicable Time and as of the Closing Date and each Option Closing Date, any Issuer Free Writing Prospectus as of its date and as of the Closing and the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date and each Option Closing Date did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading; (ii) since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the Time of Sale Disclosure Package or the Prospectus; (iii) to the best of their knowledge after reasonable investigation, as of the Closing Date and each Option Closing Date the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and each Option Closing Date; and (iv) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the Time of Sale Disclosure Package, any Material Adverse Effect in the financial position or results of operations of the Company, or any change or development that, singularly or in the aggregate, would involve a Material Adverse Effect or a prospective Material Adverse Effect, in or affecting the condition (financial or otherwise), results of operations, business, assets, or prospects of the Company, except as set forth in the Prospectus.

5.5.1.                  Chief Financial Officer’s Certificate. The Company shall have furnished to the Underwriters a certificate of the Company, signed by the Chief Financial Officer of the Company, dated as of the Closing Date and each Option Closing Date, with respect to certain financial information contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus in form and substance reasonably satisfactory to the Underwriters.

5.5.2.                  Secretary’s Certificate. On the Closing Date and each Option Closing Date, the Underwriters shall have received a certificate of the Company signed by the Secretary of the Company, dated the Closing Date and each Option Closing Date, certifying: (i) that each of the Charter and Bylaws is true and complete, has not been modified and is in full force and effect; (ii) that the resolutions of the Board relating to the Offering are in full force and effect and have not been modified; (iii) as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

5.6.          No Material Changes. Prior to the Closing Date and including each such Option Closing Date: (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects or the business activities, financial, or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and no change in the capital stock or debt of the Company, the Time of Sale Disclosure Package, and the Prospectus; (ii) no action, suit, or proceeding, at law or in equity, shall have been pending or threatened against the Company or any insider before or by any court or federal or state commission, board, or other administrative agency wherein an unfavorable decision, ruling, or finding may materially adversely affect the business, operations, prospects, or financial condition or income of the Company, except as set forth in the Registration Statement, the Time of Sale Disclosure Package, and the Prospectus; (iii) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; (iv) no action shall have been taken and no law, statute, rule, regulation, or order shall have been enacted, adopted, or issued by any governmental entity which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company; (v) no injunction, restraining order, or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Shares or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company; and (vi) the Registration Statement, the Time of Sale Disclosure Package, and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations and shall conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations, and neither the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.7.          No Material Misstatement or Omission. The Underwriters shall not have discovered and disclosed to the Company on or prior to the Closing Date and each Option Closing Date that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Underwriters Counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Registration Statement, the Time of Sale Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

5.8.          Corporate Proceedings. All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Securities, the Registration Statement, the Time of Sale Disclosure Package, and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

5.9.          Lock-Up Agreements. On or before the date of this Agreement, the Company shall have delivered to the Underwriters executed copies of the Lock-Up Agreements from each of the persons listed in Schedule 4 hereto.

5.10.        Good Standing. The Underwriters shall have received on the date hereof, and on and as of the day prior to the Closing Date, or as of the day prior to each Option Closing Date, satisfactory evidence of the good standing of the Company and its Material Subsidiaries in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

5.11.        Certificate of Transfer Agent. The Company shall have delivered to the Underwriters on the Closing Date and on each Option Closing Date a certificate of the Transfer Agent, as registrar and transfer agent of the Shares, which certifies the number of Shares issued and outstanding on the date prior to the Closing Date and prior to any Option Closing Date.

5.12.        Listing. The Shares shall have been conditionally approved for listing on the TSX and approved for listing on the NYSE American, subject, in the case of the TSX, to the fulfillment of the usual post-closing requirements and, in the case of the NYSE American, only to notice of issuance at or prior to the Closing Date or prior to each Option Closing Date.

5.13.        Additional Documents. At the Closing Date and each Option Closing Date, Underwriters Counsel and Underwriters’ Canadian Counsel shall have been furnished with such documents as they may reasonably require for the purpose of enabling Underwriters Counsel to deliver an opinion to the Underwriters and for the purpose of enabling Underwriters’ Canadian Counsel to review and confirm satisfaction with the opinions delivered pursuant to Section 5.2.2, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Underwriters, Underwriters Counsel and Underwriters’ Canadian Counsel.

6.             Indemnification.

6.1.          Indemnification of the Underwriters.

6.1.1.                 General. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each Underwriter, its affiliates, and each of its and their respective directors, officers, members, employees, representatives, partners, shareholders, affiliates, counsel, and agents and each person, if any, who controls any such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties”, and each an “Underwriter Indemnified Party”), against any and all loss, liability, claim, damage, and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing, or defending against any litigation, commenced, or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriter Indemnified Parties and the Company or between any of the Underwriter Indemnified Parties and any third party, or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act, Canadian Securities Laws, or any other statute or at common law or otherwise or under the laws of foreign countries (a “Claim”), arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, the LIFE Offering Document or any Issuer Free Writing Prospectus or in any Written Testing-the-Waters Communication (as from time to time each may be amended and supplemented) other than the Underwriters’ Information (as defined below); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Transactions, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); (iii) any application or other document or written communication (in this Section 6, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, the Exchanges, or any other national securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iv) otherwise arising in connection with or allegedly in connection with the Transactions. For purposes of this Agreement, the term “Underwriters’ Information” consists solely of (i) the names of CIBC World Markets Inc., BMO Nesbitt Burns Inc., H.C. Wainwright & Co., LLC, Raymond James Ltd., and Tamesis Partners LLP; and (ii) the information set forth in the subsection entitled “Regulation M Compliance” contained in the “Underwriting” section of the Prospectus Supplement. The Company also agrees that it will reimburse each Underwriter Indemnified Party for all fees and expenses (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing, or defending against any litigation, commenced, or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriter Indemnified Parties and the Company or between any of the Underwriter Indemnified Parties and any third party, or otherwise) (collectively, the “Expenses”), and further agrees wherever and whenever possible to advance payment of Expenses as they are incurred by an Underwriter Indemnified Party in investigating, preparing, pursuing or defending any Claim.

6.1.2.                 Procedure. If any action is brought against an Underwriter Indemnified Party in respect of which indemnity may be sought against the Company pursuant to Section 6.1.1, such Underwriter Indemnified Party shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the approval of such Underwriter Indemnified Party) and payment of actual expenses if an Underwriter Indemnified Party requests that the Company do so. Such Underwriter Indemnified Party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, and shall be advanced by the Company. The Company shall not be liable for any settlement of any action effected without its consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of the Underwriters, settle, compromise, or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect of which advancement, reimbursement, indemnification, or contribution may be sought hereunder (whether or not such Underwriter Indemnified Party is a party thereto) unless such settlement, compromise, consent, or termination (i) includes an unconditional release of each Underwriter Indemnified Party, acceptable to such Underwriter Indemnified Party, from all liabilities, expenses, and claims arising out of such action for which indemnification or contribution may be sought and (ii) does not include a statement as to or an admission of fault, culpability, or a failure to act, by or on behalf of any Underwriter Indemnified Party.

6.2.           Contribution.

6.2.1.                 Contribution Rights. If the indemnification provided for in this Section 6 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 6.1 in respect of any loss, claim, damage, or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the Offering of the Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage, or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, with respect to such Offering shall be deemed to be in the same proportion as the total net proceeds from the Offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6.2.1 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, or liability, or action in respect thereof, referred to above in this Section 6.2.1 shall be deemed to include, for purposes of this Section 6.2.1, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6.2.1 in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Underwriter with respect to the Offering of the Securities exceed the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

6.2.2.                  Contribution Procedure. Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit, or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit, or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen (15) days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action, or proceeding affected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 6.2.2 are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act, or otherwise available.

7.             Effective Date of this Agreement and Termination Thereof.

7.1.          Effective Date. This Agreement shall become effective when both the Company and the Underwriters have executed the same and delivered counterparts of such signatures to the other party.

7.2.          Termination. Any Underwriter shall have the right to terminate this Agreement at any time prior to the Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in such Underwriter’s opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, The Nasdaq Stock Market LLC or the TSX shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction; or (iii) if the United States shall have become involved in a new war or an increase in major hostilities; or (iv) if a banking moratorium has been declared by a New York State or federal authority; or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets; or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Securities; or (vii) if the Company is in material breach of any of its representations, warranties, or covenants hereunder; or (viii) if such Underwriter shall have become aware after the date hereof of such a Material Adverse Effect in the conditions or prospects of the Company, or such Material Adverse Effect in general market conditions as in such Underwriter’s judgment would make it impracticable to proceed with the offering, sale, and/or delivery of the Securities or to enforce contracts made by the Underwriters for the sale of the Securities; or (ix) if trading of the Securities on the Exchanges shall be suspended on or prior to the Closing Date.

7.3.          Survival of Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 6 shall remain in full force and effect and shall not be in any way affected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

7.4.          Representations, Warranties, Agreements to Survive. All representations, warranties, and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters or their Affiliates or selling agents, any person controlling the Underwriters, their officers, or directors or any person controlling the Company, or (ii) delivery of and payment for the Securities.

8.             Miscellaneous.

8.1.          Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by electronic mail transmission and confirmed and shall be deemed given when so delivered and confirmed or if mailed, two (2) days after such mailing.

(a)	If to the Underwriters:

CIBC World Markets Inc.
c/o CIBC Capital Markets
161 Bay Street, 5th Floor
Toronto, ON M5J 2S8
Attention:	Jeff Jackson
E-mail:

BMO Nesbitt Burns Inc.
100 King Street West, 4th Floor
Toronto, ON, M5X 1H3
Attention:	Jamie Rogers, Managing Director
E-Mail:

H.C. Wainwright & Co., LLC
430 Park Avenue
New York, NY 10022
Attention:	Chief Executive Officer
E-mail:

Raymond James Ltd
Suite 2100, 925 West Georgia St
Vancouver, BC V6C 3L2
Attention:	John Willett, Vice Chairman and Managing Director
E-mail:

Tamesis Partners LLP
16 Berkeley Street
London W1J 8DZ
Attention:	Richard Greenfield
E-mail:

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019-6099
Attention:	Edward S. Best
E-mail:

(b)	If to the Company:

Vista Gold Corp.
8310 S. Valley Hwy, Suite 300
Englewood, CO 80112
Attention:	Frederick H. Earnest
E-mail:

with a copy (which shall not constitute notice) to:

Dorsey & Whitney LLP
1400 Wewatta Street
Suite 400
Denver, CO 80202-5549
Attention:	Jason Brenkert
E-mail:

8.2.          Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from its investment banking division and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the Offering that differ from the views of their investment banking division. The Company acknowledges that the Underwriters are full service securities firms and as such from time to time, are subject to applicable securities laws, rules and regulations, may effect transactions for their own account or the account of their customers, and hold long or short positions in debt or equity securities of the Company; provided, however, that nothing in this Section 8.2 shall relieve the Underwriters of any responsibility or liability they may otherwise bear in connection with activities in violation of applicable securities laws, rules or regulations.

8.3.          Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

8.4.          Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

8.5.          Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof. Notwithstanding anything to the contrary set forth herein, it is understood and agreed by the parties hereto that all other terms and conditions of that certain engagement letter between the Company and the Sole Bookrunner dated February 25, 2026, shall remain in full force and effect.

8.6.          Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Underwriters, the Company, and the controlling persons, directors, and officers referred to in Section 6 hereof, and their respective successors, legal representatives, heirs, and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy, or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from the Underwriters.

8.7.          Governing Law; Consent to Jurisdiction; Trial by Jury. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding, or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding, or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

8.8.          Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

8.9.          Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

8.10.        Currency Matters. As used herein, “$” refers to U.S. dollars.

8.11.        Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

8.12.        Recognition of the U.S. Special Resolution Regimes.

8.12.1.               In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

8.12.2.               In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

8.12.3.               As used in this section:

(i)	“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii)	“Covered Entity” means any of the following:

a.	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

b.	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

c.	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii)	“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)	“U.S. Special Resolution Regime” means each of (A) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (B) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

ViSTA GOLD CORP.

By:	/s/ Frederick H. Earnest
Name:	Frederick H. Earnest
Title:	Chief Executive Officer

Signature Page to Underwriting Agreement

Confirmed as of the date first written

above mentioned:

CIBC World Markets Inc.

By:	/s/ Jeff Jackson
Name:	Jeff Jackson
Title:	Executive Director, Global Mining Investment Banking

Signature Page to Underwriting Agreement

BMO NESBITT BURNS INC.

By:	/s/ Jamie Rogers
Name:	Jamie Rogers
Title:	Managing Director

Signature Page to Underwriting Agreement

H.C. WAINWRIGHT & CO., LLC

By:	/s/ Edward Silvera
Name:	Edward Silvera
Title:	Co-Chief Executive Officer

Signature Page to Underwriting Agreement

RAYMOND JAMES LTD.

By:	/s/ John Willett
Name:	John Willett
Title:	Vice Chairman & Managing Director

Signature Page to Underwriting Agreement

TAMESIS PARTNERS LLP

By:	/s/ Richard Greenfield
Name:	Richard Greenfield
Title:	Partner

Signature Page to Underwriting Agreement

Schedule 1

Underwriter	Number of Firm Shares	Percentage of Firm Shares	Fee Percentage
CIBC World Markets Inc.	9,360,000	60.0%	55.0%
BMO Nesbitt Burns Inc.	2,340,000	15.0%	15.0%
Raymond James Ltd.	2,340,000	15.0%	15.0%
H.C. Wainwright & Co., LLC	1,560,000	10.0%	10.0%
Tamesis Partners LLP	0	0.0%	5.0%
Total	15,600,000	100%	100.0%

Schedule 1

SCHEDULE 2

vista gold corp.

Overnight Marketed Treasury Offering Of Common Shares

Term Sheet

No securities regulatory authority or regulator has assessed the merits of these securities or reviewed this document. Any representation to the contrary is an offence. This Offering (as defined herein) may not be suitable for you and you should only invest in it if you are willing to risk the loss of your entire investment. In making this investment decision, you should seek the advice of a registered dealer.

The SHARES are being offered and sold in this Offering pursuant to the Company’s shelf registration statement on Form S-3 (No. 333-282706) declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on NOVEMBER 8, 2024 and accompanying prospectus of the same date, as further supplemented by the preliminary prospectus supplement, dated FEBRUARY [25], 2026 (collectively, the “U.S. Prospectus”), and pursuant to the listed issuer financing exemption from Canadian prospectus requirements under Part 5A of National Instrument 45-106 – Prospectus Exemptions, AS AMENDED PURSUANT TO COORDINATED BLANKET ORDER 45-935 – EXEMPTIONS FROM CERTAIN CONDITIONS OF THE LISTED ISSUER FINANCING EXEMPTION (the “Listed Issuer Financing Exemption”).

THE SHARES offered under the Listed Issuer Financing Exemption will not be subject to resale restrictions pursuant to applicable Canadian securities laws. There is an offering document UNDER THE LISTED ISSUER FINANCING EXEMPTION (THE “OFFERING DOCUMENT”) that can be accessed under the Company’s profile at www.sedarplus.ca and on the Company’s website at – WWW.VISTAGOLD.COM Prospective investors should read this offering document before making an investment decision.

The Company has filed a registration statement (including a prospectus) and a related preliminary prospectus supplement with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement, the accompanying prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the related preliminary prospectus supplement if you request it from: CIBC Capital Markets, 161 Bay Street, 5th Floor, Toronto, ON M5J 2S8 by telephone at 1-416-956-6378 or by email at Mailbox.USProspectus@cibc.com, BMO Nesbitt Burns Inc., attn: Brampton Distribution Centre C/O The DATA Group of Companies, 9195 Torbram Road, Brampton, Ontario, L6S 6H2, by TELEphone at 905-791-3151 Ext. 4312 OR BY email at torbramwarehouse@datagroup.ca, H.C. Wainwright & Co., LLC, Attention: Prospectus Department, 430 Park Avenue, New York, NY 10022, BY email at HCWprospectus@hcwco.com, Raymond James Ltd, Suite 2100, 925 West Georgia St, Vancouver, BC V6C 3L2, Attn: Belinda Betonio and Tamesis Partners LLP, 16 Berkeley Street, London W1J 8DZ.

This pricing term sheet supplements, and should be read in conjunction with, the Company’s preliminary prospectus supplement dated FEBRUARY [25], 2026 and the accompanying prospectus dated NOVEMBER 8, 2024 and the documents incorporated by reference therein.

Issuer:	Vista Gold Corp. (the “Company”).
Offering:	Treasury offering (the “Offering”) of 15,600,000 common shares of the Company (“Common Shares”).
Offering Price:	US$2.50 per Common Share.
Offering Amount:	US$39,000,000 (or US$44,850,000 if the Underwriters’ Option (as defined below) is exercised in full).
Underwriters’ Option:	The Company has granted the Underwriters (as defined below) an option, exercisable in full or in part up to 30 days after the Closing Date, to purchase up to an additional 15% of the number of Common Shares issued pursuant to the Offering at a price equal to the Offering Price, to cover over-allotments, if any, and for market stabilization purposes.
Use of Proceeds:	The Company intends to use the net proceeds of the Offering to advance exploration and development activities at the Company’s Mt. Todd gold project, a development-stage gold deposit in Australia’s Northern Territory.
Listing:	An application will be made to list the Common Shares offered in the Offering on the NYSE American (the “NYSE American”) and Toronto Stock Exchange (the “TSX”). The issued and outstanding Common Shares are listed on the NYSE American and TSX under the symbol “VGZ”.

Schedule 2

Form of Offering:	The Common Shares will be offered for sale publicly in the United States pursuant to a prospectus supplement to the automatically effective shelf registration statement on Form S-3 (File No. 333-282706) filed with the United States Securities and Exchange Commission (the “SEC”) on October 17, 2024. The Common Shares may also be offered by way of private placement in each of the provinces of Canada (excluding Quebec), pursuant to the listed issuer financing exemption under Part 5A of National Instrument 45-106 – Prospectus Exemptions, as modified by Coordinated Blanket Order 45-935 – Exemptions from Certain Conditions of the Listed Issuer Financing Exemption (the “Listed Issuer Financing Exemption”).
Form of Underwriting:	“Marketed deal” subject to a mutually acceptable underwriting agreement to be entered into among the Company and CIBC World Markets Inc. (“CIBC”), as sole bookrunner, and a syndicate of underwriters (together with CIBC, the “Underwriters”), containing standard “regulatory out”, “market out”, “disaster out” and “material adverse change out” rights of termination, running to closing of the Offering.
Eligibility:	Eligible for RRSPs, RESPs, RRIFs, RDSPs, TFSAs, DPSPs and FHSAs.
Sole Bookrunner:	CIBC World Markets Inc.
Underwriting Fee:	5.0% of the gross proceeds of the Offering.
Closing Date:	On or about March 9, 2026 (T+8),[1] or such other date as the Company and CIBC may agree (the “Closing Date”). The Offering may close in tranches.
Currency Presentation:	All dollar amounts referenced in this amended and restated offering document, unless otherwise indicated, are expressed in United States dollars and are referred to as “$” or “US$”. Canadian dollars are referred to as “C$”.

1 Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the common shares prior to the date that is one business day before the delivery of the common shares will be required, by virtue of the fact that the common shares initially will settle T+8, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Schedule 2

Schedule 2

Issuer General Use Free Writing Prospectuses

1.	Issuer Free Writing Prospectus, filed February 25, 2026
2.	Issuer Free Writing Prospectus, filed February 26, 2026

Schedule 2

Schedule 3

List of Lock-Up Parties

Name

1.	Frederick Earnest
2.	Douglas Tobler
3.	John Clark
4.	Deborah Friedman
5.	Patrick Keenan
6.	Tracy Stevenson
7.	Michel Sylvestre

Schedule 3

Schedule 4

MATERIAL SUBSIDIARIES

1. Vista Gold Australia Pty. Ltd., Australia

2. Vista Gold U.S. Inc., Delaware

Schedule 4

EXHIBIT A

Form of Lock-Up Agreement

[●], 2026

CIBC World Markets Inc.

c/o CIBC Capital Markets

161 Bay Street, 5th Floor

Toronto, ON M5J 2S8

Re:      Proposed Underwriting Agreement (the “Underwriting Agreement”), by and between Vista Gold Corp. (the “Company”), CIBC World Markets Inc., as the sole bookrunner (the “Sole Bookrunner”), and the underwriters set forth on Schedule 1 to the Underwriting Agreement and are signatory thereto (together with the Sole Bookrunner, the “Underwriters”)

Ladies and Gentlemen:

Defined terms not otherwise defined in this letter agreement (the “Letter Agreement”) shall have the meanings set forth in the Underwriting Agreement. Pursuant to Section 4.16 of the Underwriting Agreement and in satisfaction of a condition of the Company’s obligations under the Underwriting Agreement, the undersigned irrevocably agrees with the Company that, from the date hereof until ninety (90) days after the Closing Date (such period, the “Restriction Period”) the undersigned will not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any Affiliate (as defined in the Underwriting Agreement) of the undersigned or any person in privity with the undersigned or any Affiliate of the undersigned), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to, any common shares of the Company or securities convertible, exchangeable or exercisable into, common shares of the Company beneficially owned, held or hereafter acquired by the undersigned (the “Securities”). Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Securities provided that (1) the Company receives a signed lock-up letter agreement (in the form of this Letter Agreement) for the balance of the Restriction Period from each donee, trustee, distributee, or transferee, as the case may be, prior to such transfer, (2) any such transfer shall not involve a disposition for value, (3) such transfer is not required to be reported with the Securities and Exchange Commission in accordance with the Exchange Act and no report of such transfer shall be made voluntarily, and (4) neither the undersigned nor any donee, trustee, distributee or transferee, as the case may be, otherwise voluntarily effects any public filing or report regarding such transfers, with respect to transfer:

(i)                 as a bona fide gift or gifts or charitable contributions;

(ii)              to any immediate family member or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(iii)              through an operation of law pursuant to a qualified domestic order or other court order or in connection with a divorce settlement;

(iv)              to the Company in connection with the repurchase of Securities in connection with the termination of the undersigned’s employment with the Company pursuant to contractual agreements with the Company as in effect as of the date of the Underwriting Agreement, provided that no public disclosure or filing shall be required or shall be voluntarily made during the Restriction Period;

(v)              to any corporation, partnership, limited liability company, or other business entity all of the equity holders of which consist of the undersigned and/or the immediate family of the undersigned;

(vi)             if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (a) to another corporation, partnership, limited liability company, trust or other business entity that is an Affiliate of the undersigned or (b) in the form of a distribution to limited partners, limited liability company members or stockholders of the undersigned;

(vii)             if the undersigned is a trust, to the beneficiary of such trust;

(viii)           by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned;

(ix)              of securities purchased in open market transactions after the Closing Date; or

(x)               pursuant to a bona fide third-party tender offer for Securities, merger, consolidation or other similar transaction approved by the Company’s Board of Directors and made to all holders of the Company’s securities involving a change of control of the Company (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Securities or other such securities in connection with such transaction, or vote any Securities or other such securities in favor of any such transaction); provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the undersigned shall remain subject to the provisions of this Letter Agreement.

In addition, notwithstanding the foregoing, this Letter Agreement shall not restrict the delivery of Common Shares to the undersigned upon (i) the exercise of any options granted under any employee benefit plan of the Company; provided that any Common Shares or Securities acquired in connection with any such exercise will be subject to the restrictions set forth in this Letter Agreement, or (ii) the exercise of warrants; provided that such Common Shares delivered to the undersigned in connection with such exercise are subject to the restrictions set forth in this Letter Agreement.

Furthermore, the undersigned may enter into any new plan established in compliance with Rule 10b5-1 of the Exchange Act; provided that (i) such plan may only be established if no public announcement or filing with the Securities and Exchange Commission, or other applicable regulatory authority, is made in connection with the establishment of such plan during the Restriction Period and (ii) no sale of Common Shares are made pursuant to such plan during the Restriction Period.

The undersigned acknowledges that the execution, delivery and performance of this Letter Agreement is a material inducement to the Company to complete the transactions contemplated by the Underwriting Agreement and the Company shall be entitled to specific performance of the undersigned’s obligations hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this Letter Agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Underwriting Agreement.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to enter into this Letter Agreement, and nothing set forth in such disclosures is intended to suggest that the Underwriters are making such a recommendation.

This Letter Agreement may not be amended or otherwise modified in any respect without the written consent of each of the Company and the undersigned. This Letter Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The undersigned hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in Manhattan, for the purposes of any suit, action or proceeding arising out of or relating to this Letter Agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper. The undersigned hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under the Underwriting Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The undersigned hereby waives any right to a trial by jury. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

This lock-up agreement shall automatically terminate, and the undersigned shall be released from its obligations hereunder, upon the earliest to occur, if any, of (i) the Company advising the Underwriters in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the contemplated offering thereto, (ii) the executed Underwriting Agreement being terminated prior to the closing of the offering (other than the provisions thereof that survive termination), and (iii) March 31, 2026 in the event that the Underwriting Agreement has not been executed by such date.

This Letter Agreement shall be binding on successors and assigns of the undersigned with respect to the Securities and any such successor or assign shall enter into a similar agreement for the benefit of the Company. This Letter Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

[Signature Page Follows]

This Letter Agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

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By:
Name: [●]
Title: [●]

Address for Notice:

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